UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    15 September 2011

HYBRED INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	0000823544
State of Incorporation	CIK №.

370 W. Pleasantview Ave. Suite 163, Hackensack, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: Phone: (201) 788-3785

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01:  Other Events –Filing Periodic reports
Hybred International, Inc. (HYII), is proud to announce its intention to file all prior periodic reporting, with audited financials, from 2009 to the current date.  Our auditor Jerome Rosenberg CPA, P.C.has been working on these statements for the past several weeks and we expect to file shortly.
After the filings are complete, we expect to complete a reverse stock split, which was voted on and filed 19 July 2011.
Additionally the company intends to hold a shareholder vote to change the name of the company to “All Grade Mining, Inc.” and change the primary business of the company from manufacturing to mining reflecting the decreased consumer spending in leisure markets, such as horseshoes, and the aggressive excitement in commodities coupled with opportunities in the mining areas through fostered relationship of the management of Hybred.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HYBRED INTERNATIONAL, Inc.

Dated: September 15, 2011	By:	/s/ Gary Kouletas.
	Name:	Gary Kouletas
	Title:	Chief Executive Officer